UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2007

CENTRAL IOWA ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-1385952	71-0988301
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3426 East 28th Street North Newton, Iowa	50208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (641) 791-1010

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Natural Gas Transportation Service Agreement

On August 29, 2007, the registrant entered into a Natural Gas Transportation Service Agreement with Aquila, Inc. d/b/a Aquila Networks (“Aquila”) under which Aquila agreed to transport and deliver natural gas supplies obtained by the registrant for operation of the registrant’s biodiesel plant. In exchange for Aquila’s services, the registrant agreed to pay Aquila $150 per month for administration costs related to transportation services, the applicable sales tariff basic monthly charge, a capacity charge as set forth in the applicable sales tariff schedule, and a delivery charge for all volumes of natural gas received as set forth in the applicable sales tariff rate schedule. The registrant will also be obligated to pay for fixed gas costs assigned to the registrant under the applicable sales tariff rate and any charges that Aquila incurs from a pipeline on behalf of the registrant. The agreement will be in effect for an initial term of one year from the date of commencement of services and will continue thereafter from year to year until canceled by either party with notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL IOWA ENERGY, LLC

Date: September 5, 2007

/s/ John Van Zee
John Van Zee, President and CEO

2